Exhibit 99.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            TECHPRECISION CORPORATION
                            (a Delaware corporation)

                                      INTO

                          LOUNSBERRY HOLDINGS II, INC.
                            (a Delaware corporation)

            Under Section 253 of the Delaware General Corporation Law


      The undersigned corporation does hereby certify as follows:

      FIRST: Lounsberry Holdings II, Inc. (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on February 10, 2005.

      SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Techprecision Corporation, which is also a business corporation of the State of Delaware.

      THIRD: On March 3, 2006, the Board of Directors of the Corporation adopted the following resolutions to merge Techprecision Corporation into the
Corporation:

            RESOLVED that Techprecision Corporation be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Techprecision Corporation be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Techprecision Corporation in its name; and further

            RESOLVED that this Corporation shall assume all of the obligations of Techprecision Corporation; and further

            RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Techprecision Corporation into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

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            RESOLVED, that this Corporation shall change its name to
            Techprecision Corporation upon the effectiveness of the Merger; and further

            RESOLVED, that the merger of Techprecision Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

            RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.


Dated: March 3, 2006

                                                    LOUNSBERRY HOLDINGS II, INC.

                                                    By:
                                                        ------------------------
                                                        James Reindl
                                                        Chairman and CEO